July 28, 2010

Trading Symbol: LXRP: OTCBB

    LXX: CNS

Lexaria Finances Next Two Wells

(Vancouver, BC: July 28, 2010) - Lexaria Corp. (the "Company” or “Lexaria") is pleased to announce its preparedness for an upcoming oil well drilling program.

Lexaria has raised sufficient funds to pay for its portion of two upcoming directional oil wells in the Belmont Lake oil field. From previously completed financings, the Company retained sufficient cash to fund its 32% perpetual gross interest in these two wells.

The Company was able to raise additional funds to also obtain an additional 8% non-perpetual interest - at no cost to the Company – through three assignment agreements. The Company assigned a 24% non-perpetual gross interest limited to a 500% revenue payout to three Assignees.  These three assignment agreements provided the fund providers with a 24% non-perpetual gross interest limited to a 500% revenue payout, in return for those Assignees contribution of US$324,677.12. In this manner Lexaria was able to obtain its additional 8% non-perpetual gross interest with no equity dilution to shareholders and with no further debt incurred by the Company.

The Chairman of the Company, and the Chief Scientific Advisor of the Company, and an advisor to the Company,each participated in the assignments.

As a result, Lexaria will earn a 32% perpetual gross interest in these two wells to be drilled, as well as an 8% non-perpetual gross interest limited to a 500% revenue payout. These interests are fully funded.

The two wells will be drilled, weather permitting, in August or September. The Company has decided not to drill the earlier anticipated horizontal well at Belmont Lake at this time, due to adverse weather conditions and higher horizontal well drilling costs. One or more horizontal wells could still be drilled at Belmont Lake at some later date.

The Company will provide additional news as it becomes available.

About Lexaria:

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

ON BEHALF OF THE BOARD

"Chris Bunka"

Mr. Chris Bunka, President

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.

Chris Bunka President/CEO/Chairman

(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.